UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

(a) On July 3, 2008, VeriSign, Inc. (the “Company”) announced that it expects revenues for its second quarter will meet or exceed consensus estimates as reported by Thomson Financial. A copy of this press release is attached hereto as Exhibit 99.1.

The information in item 2.02 of this Current Report on Form 8-K and the portion of the exhibit attached hereto, insofar as it relates to the Company’s expectation that its revenues for the second quarter will meet or exceed consensus estimates as reported by Thomson Financial, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference herein or in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 30, 2008, William A. Roper, Jr. resigned from his position as President and Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”).

(c) On June 30, 2008, the Board appointed Mr. D. James Bidzos as the Company’s Executive Chairman, President and Chief Executive Officer on an interim basis. Mr. Bidzos, 53, has served as Chairman of the Board since August 2007. Mr. Bidzos served as Vice Chairman of the Board from December 2001 to August 2007, and was Chairman of the Board from April 1995 to December 2001. Mr. Bidzos served as Vice Chairman of RSA Security, an Internet identity and access management solution provider, from March 1999 to May 2002 and Executive Vice President from July 1996 to February 1999. Prior thereto, he served as President and Chief Executive Officer of RSA Data Security from 1986 to February 1999. Any compensation approved for Mr. Bidzos in his interim role as Executive Chairman, President and Chief Executive Officer will be disclosed as required under applicable regulations of the U.S. Securities and Exchange Commission once such information becomes available.

(e) Mr. Roper and the Company have entered into (i) a Settlement Agreement and General Release (the “Agreement”) effective as of June 30, 2008; and (ii) a Release and Waiver of Age Discrimination Claims (the “ADEA Release”) effective as of June 30, 2008, but subject to revocation within seven days.

Pursuant to the terms of the Agreement, Mr. Roper and the Company have agreed to terminate the Executive Employment Agreement between them dated November 26, 2007 (the “Employment Agreement”), and all other employment-related agreements, with the exception of the agreement related to assignment of inventions, non-disclosure of Company information, and non-solicitation of employees, which remains in effect. Pursuant to the Agreement, the vesting and exercisibility of then-unvested shares of all Sign-On Options and the vesting of then-unvested shares of all Sign-On Restricted Stock Unit Awards (each as defined in the Agreement) granted to Mr. Roper under the Employment Agreement shall accelerate in full upon execution of the Agreement. In return, Mr. Roper has executed a release in favor of the Company from any known or unknown claims.

Pursuant to the terms of the ADEA Release, in return for Mr. Roper’s waiver of all age discrimination claims against the Company without revocation (i) all First-Year Options (as defined in the ADEA Release) granted under the Employment Agreement that would otherwise have vested had Mr. Roper remained employed through August 8, 2008 shall accelerate, and (ii) one-third of the First-Year RSU Awards (as defined in the ADEA Release) granted under the Employment Agreement shall accelerate, and the balance shall be immediately and permanently forfeited.

Upon execution of the Agreement, Mr. Roper will forfeit all claims to any compensation or equity awards, other than as provided pursuant to the Agreement and the ADEA Release.

The press release attached hereto as Exhibit 99.1 also announces changes to the Company’s management team and shall be deemed to be “filed” for purposes of the Exchange Act and incorporated herein by reference, except insofar as it relates to the Company’s expectation that its revenues for the second quarter will meet or exceed consensus estimates as reported by Thomson Financial.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2008, the Board approved amendments, effective as of June 30, 2008, to the Company’s amended and restated Bylaws. In addition to conforming changes, the restated Bylaws clarify that the duties and powers of any officer may be designated or altered by resolution of the Board.

The full text of the Bylaws as amended and restated is attached hereto as Exhibit 3.01 and shall be deemed to be “filed” for purposes of the Exchange Act and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
3.01	Fifth Amended and Restated Bylaws of the Registrant, deemed to be “filed” for purposes of the Exchange Act and incorporated herein by reference, pursuant to the General Instructions to Form 8-K.

99.1	Press Release by VeriSign, Inc. dated July 3, 2008, announcing changes to management team, deemed to be “furnished” for purposes of the Exchange Act and not incorporated herein by reference insofar as it relates to the Company’s expectation that its revenues for the second quarter will meet or exceed consensus estimates as reported by Thomson Financial, and deemed to be “filed” for purposes of the Exchange Act and incorporated herein by reference except insofar as it relates to such revenues expectation, in each case pursuant to the General Instructions to Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: July 3, 2008	By:	/s/ Richard H. Goshorn
	Name:	Richard H. Goshorn
	Title:	Senior Vice President, General Counsel and Secretary

5